EXHIBIT 10.3

PLATFORM DEVELOPMENT AGREEMENT

THIS PLATFORM DEVELOPMENT AGREEMENT IS MADE AND ENTERED INTO AS OF THE EFFECTIVE DATE BY AND BETWEEN:

1.           NXP SOFTWARE B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its registered office in Eindhoven, the Netherlands, with registration number 17192886 in the trade register of the Netherlands Chamber of Commerce and Industry for Oost-Brabant, having a principal place of business at High Tech Campus 41, 5656 AE Eindhoven, the Netherlands (“NXP SOFTWARE”); and

2.           LOCATION BASED TECHNOLOGIES INC., a company incorporated in the state of Nevada, having its principal place of business at 4989 E. La Palma Avenue, Anaheim, California, 92807 (“LBT”).

WHEREAS:

A.          NXP SOFTWARE develops and licenses, amongst others, real-time software GPS technologies;

B.          NXP SOFTWARE provides, amongst others, Internet-based GPS assistance services;

C.          LBT develops GPS based consumer products for locating persons and/or items;

D.          NXP SOFTWARE is willing to provide licenses and services for use of its software GPS technologies by LBT in some or all of their consumer GPS-based products;

E.           The Parties have executed a Framework Agreement that sets forth the principal terms under which the parties shall conduct business;

F.           This Platform Development Agreement sets forth the additional terms under which NXP Software shall develop technologies for integration into the Technology Platform.

SECTION 1.0 – FRAMEWORK AGREEMENT

The terms of the Framework Agreement shall apply to this Platform Development Agreement mutatis mutandis.  In the event that any term or clause herein shall be in conflict with any term or clause within the Framework Agreement then the terms of this Platform Development Agreement shall prevail for the exclusive and limited scope of this Platform Development Agreement..

ARTICLE 2.0 – PLATFORM DEVELOPMENT

2.1         Development Activities.  NXP SOFTWARE shall use commercially reasonable efforts to undertake the development activities and to deliver the Deliverables as set forth in the Statement of Work within Exhibit PDA1 (the “Platform Development Activities”).

2.2         Timescales.  NXP SOFWARE shall use commercially reasonable efforts to undertake the Platform Development Activities and to perform to the timescales defined within the Milestone Schedule within Exhibit PDA1.  In the event that NXP SOFTWARE foresees that it will not be able to (i) timely meet a Milestone; or (ii) timely deliver a Deliverable; or (iii) perform any other material obligation in connection with this Platform Development Agreement, it shall promptly notify LBT thereof.  In the event that any material delay in the timescales occurs or is likely to occur, the parties shall meet to determine an appropriate period of extension of the term of the Platform Development Activities.

2.3         Acceptance Test.  At a date to be agreed upon by the parties but no longer than 10 days after delivery of the Deliverables, the parties will use all reasonable efforts to perform the Acceptance Test as set forth in the Statement of Work at NXP SOFTWARE’s premises in Redhill, the UK.  In the event the Acceptance Test has not been performed within these 10 days and this is attributable to LBT the Acceptance Test is deemed to be accepted.

ARTICLE 3.0 - FEES

In consideration of the activities (to be) undertaken under this Platform Development Agreement, LBT shall pay to NXP SOFTWARE the non-refundable fees and charges as set forth in the Milestone Schedule within Exhibit PDA1 to this Platform Development Agreement.  Individual payment milestones shall become payable on completion of their respective Milestone Objectives.

ARTICLE 4.0 - DURATION AND TERMINATION

4.1         Duration.  This Platform Development Agreement shall become effective as of the date that the Framework Agreement will become effective and shall remain in effect until the acceptance of the Deliverables in accordance to the Acceptance Test or the expiration or termination of the Framework Agreement, whatever occurs earlier.

ARTICLE 5.0 –INTELLECTUAL PROPERTY RIGHTS

5.1         Background Intellectual Property Rights.  All right, title and interest in and to any and all Background Intellectual Property Rights shall remain solely and exclusively with the respective party or its Affiliated Companies or its third party suppliers, as the case may be.

5.2         Foreground Intellectual Property Rights.  All right, title and interest in and to Foreground Intellectual Property Rights related to the Technology Platform shall vest in NXP Software.

5.3         License for Project.  Each party hereby grants and shall cause its Affiliates to grant to the other party and the other party’s  Associated Companies a non-exclusive, non-transferable, world-wide, royalty-free license, without the right to grant sub-licenses, under any and all Intellectual Property Rights owned or controlled by that party or its Affiliates, solely for the purpose of performing activities necessary for the Platform Development Activities during the term of this Platform Development Agreement.

ARTICLE 6.0 – NO WARRANTY

6.1         No Warranty.  Any and all activities performed under this Framework Development Agreement, any and all information as may be disclosed in connection with this Framework Development Agreement and any and all Deliverables delivered under this Framework Development Agreement shall be on an “AS IS” basis, without any representation or warranty whatsoever.  Any and all waranties, whether express, implied or statutory, including, but not limited to any and all warranties related to merchantability, fitness for a particular purpose, absence of errors and/or bugs, accuracy or completeness of results, validity, scope or non-infringement of any Intellectual Property Rights, are expressly disclaimed.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement by their duly authorized officers as of the Effective Date.

LOCATION BASED TECHNOLOGIES INC.	NXP SOFTWARE B.V.

By: /s/ Joseph F. Scalisi	By: /s/ Stefan Franco
Name: Joseph F. Scalisi	Name: Stefan Franco
Title: Chief Development Officer	Title: Financial Director
Date: February 28, 2008	Date: 29 February 2008

Address for notices:	By: /s/ K. H. Van Holten
Name: K. H. Van Holten
Location Based Technologies Inc.	Title: Director
4989 E. La Palma Avenue	Date: 29 February 2008
Anaheim
California 92708	By: /s/ P.H.J. De Koning
United States	Name: P.H.J. De Koning
Fax no: +1 (714) 200-0287	Title: Director
Date: 29 February 2008

Address for notices:

Attention: Stefan Franco
NXP Software B.V.
High Tech Campus 41
5656 AE
Eindhoven
Fax no: +31 40 27 25500

EXHIBIT PDA1

Statement of Work

NXP SOFTWARE will accelerate its Sy.sol based swGPS A-GPS product roadmap.  NXP SOFTWARE and LBT intent to integrate the swGPS technologies to provide a Technology Platform for LBT to build their PocketFinder products upon.  NXP Software intents to make deliveries in accordance with the Milestone Schedule detailed below.

Milestone Schedule

#	Description	Acceptance Criteria	Date	Value EUR
1	Signature of this Platform Development Supplemental Agreement	Agreement Signature	27/02/2008	46,525
2	Delivery of Arikara Embedded DSP engine to SMS Data Systems GmbH	As defined within the Arikara product specification v1 §3.1	28/02/2008	93,050
3	Availability of development server for integration with LBT’s servers. Delivery of service API documentation	Delivery of API documentation and availability of service over IP connection	03/03/2008	46,525
			TOTAL	186,100